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                                                                   EXHIBIT 4(c)

                                   FORM OF
                         PREFERRED SECURITY CERTIFICATE


                  [IF THE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT - this Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration of this Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

Certificate Number                              Number of Preferred Securities
                                                  CUSIP NO.
     -------                                                -----------

                  Certificate Evidencing Preferred Securities

                                       of

                                 AHL FINANCING

          ___% Trust Originated Preferred SecuritiesSM ("FELINE PRIDES"SM)
                    (liquidation amount $50 per Preferred Security)

                  AHL FINANCING, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the trust designated the ___% Trust Originated Preferred SecuritiesSM (liquidation amount $50 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of ________, 1997, as the same may be



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amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to the Holder without charge upon written request to the Trust at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for United Stated federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

                  IN WITNESS WHEREOF, the Trust has executed this certificate this day of _____, 1997.

                                 AHL FINANCING



                                 By:
                                    --------------------------------
                                    Name:
                                    Title:  Regular Trustee



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                             (REVERSE OF SECURITY)


                  Distributions payable on each Preferred Security will be fixed at a rate per annum of ____% (the "Coupon Rate") of the stated liquidation amount of $50 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Paying Agent has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year consisting of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be commuted on the basis of the actual number of days elapsed per 30-day month.

                  Except as otherwise described below, Distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 1997, to holders of record, if in book-entry only form, one day prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. In the event that the Preferred Securities are not in book-entry form, the Regular Trustees will have the right to select relevant record dates, which will be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding beyond the date of maturity of the Debentures (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not extend beyond the maturity date of the Debentures.

                  The Preferred Securities shall be repayable as provided in the Declaration.



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                           OPTION TO ELECT REPAYMENT


                  The undersigned hereby irrevocably requests and instructs the Trust to repay $____________ stated liquidation amount of the within Preferred Security, pursuant to its terms, on the "Purchase Contract Settlement Date" or on any Business Day within a period of ninety days thereafter after receipt of the within Preferred Security as specified below, together with distributions thereon accrued to the date or repayment, to the undersigned at:

(Please print or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Declaration, a new Preferred Security or Preferred Securities representing the remaining stated liquidation amount of this Preferred Security.

For this Option to Elect Repayment to be effective, this Preferred Security with the Option to Elect Repayment duly completed must be received by the Trust at the Corporate Trust Office of the Institutional Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Corporate Trust Administrator.



Dated:                                  Signature:
      ------------------                          ----------------------------

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Preferred Security in every particular without alternation or enlargement or any change whatsoever.



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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:




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      (Insert assignee's social security or tax identification number)




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                 (Insert address and zip code of assignee)

and irrevocably appoints
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                                           agent to transfer this Preferred
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Security Certificate on the books of the Trust. The agent must substitute another to act for him or her.



Date:                                  Signature:
      ------------------------                   --------------------------

(Sign exactly as your name appears on the other side of this Common Security Certificate)



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